Exhibit 99.1

FOR IMMEDIATE RELEASE
February 2, 2015

CONTACT:
Investors - (301) 968-9300
Media - (301) 968-9400

AMERICAN CAPITAL AGENCY CORP.
REPORTS $0.86 COMPREHENSIVE INCOME PER COMMON SHARE AND
$25.74 NET BOOK VALUE PER COMMON SHARE

Bethesda, MD - February 2, 2015 - American Capital Agency Corp. (“AGNC” or the “Company”) (Nasdaq: AGNC) today reported comprehensive income for the fourth quarter of 2014 of $0.86 per common share and net book value of $25.74 per common share. Economic return for the period, defined as dividends per common share and the change in net book value per common share, was 3.4% for the quarter. For the full year 2014, AGNC reported an economic return of 18.5%.

FOURTH QUARTER 2014 FINANCIAL HIGHLIGHTS

•	$0.86 comprehensive income per common share, comprised of:

◦	$(0.94) net loss per common share

◦	$1.80 other comprehensive income ("OCI") per common share

▪	Includes net unrealized gains on investments marked-to-market through OCI

•	$0.92 net spread and dollar roll income per common share, excluding estimated "catch-up" premium amortization

◦
Includes $0.47 per common share of dollar roll income associated with the Company's $18.5 billion average net long position in agency mortgage-backed securities ("MBS") in the "to-be-announced" ("TBA") market

◦	Excludes $0.07 per common share of estimated "catch-up" premium amortization cost due to change in projected constant prepayment rate ("CPR") estimates

•	$0.66 dividend declared per common share

◦	12.1% annualized dividend yield based on December 31, 2014 closing stock price of $21.83 per common share

•	$25.74 net book value per common share as of December 31, 2014

◦	Increased $0.20 per common share, or 0.8%, from $25.54 per common share as of September 30, 2014

•	3.4% economic return on common equity for the quarter, or 13.4% annualized

◦	Comprised of $0.66 dividend per common share and $0.20 increase in net book value per common share

American Capital Agency Corp.
February 2, 2015

OTHER FOURTH QUARTER HIGHLIGHTS

•	$71.5 billion agency MBS investment portfolio as of December 31, 2014

◦	Includes $14.8 billion net long TBA mortgage position as of December 31, 2014

•	6.9x "at risk" leverage as of December 31, 2014

◦	5.3x leverage excluding net long TBA mortgage position as of December 31, 2014

•	9% portfolio CPR for the quarter

◦	9% average projected portfolio life CPR as of December 31, 2014

•	1.85% annualized net interest rate spread for the quarter, including TBA dollar roll income

◦	2.00% annualized net interest rate spread and TBA dollar roll income for the quarter excluding 15 bps of "catch up" premium amortization cost due to change in CPR estimates

2014 FULL YEAR HIGHLIGHTS

•	18.5% economic return on common equity, comprised of:

◦	$2.61 dividends per common share

◦	$1.81 increase in net book value per common share

•	$4.41 comprehensive income per common share, comprised of:

◦	$(0.72) net loss per common share

◦	$5.13 OCI per common share

MANAGEMENT REMARKS
Gary Kain, President and Chief Investment Officer, commented, "We are very pleased with AGNC's performance in 2014. AGNC’s portfolio generated an economic return of 18.5% and our total stock return was 27.2% for the year, including dividend reinvestments. At the beginning of 2014, the consensus view was that interest rates would increase and agency MBS spreads would widen as the economy strengthened and the Federal Reserve ended its asset purchases. We took a much more balanced approach to managing the portfolio, beginning the year with a larger duration gap and reasonable leverage. As it turned out, the consensus view was wrong as interest rates fell materially throughout the year and agency MBS performed extremely well."

"With 2014 behind us, we are now faced with a very different set of challenges and opportunities," continued Mr. Kain. "With the 10 year Treasury rate back near its lows, managing the combination of prepayment and extension risk will be critical. These are familiar challenges for us and favor our disciplined and active approach to portfolio management. We believe our portfolio is well positioned for this environment given our relatively low leverage and our favorable asset composition."

Malon Wilkus, Chair and Chief Executive Officer, commented, "AGNC’s financial performance in 2014 demonstrates, once again, the benefit of active portfolio management in the volatile and ever changing macro-economic environment in which we operate. The team successfully navigated these challenges, as they have consistently done in the past, generating outstanding returns for our shareholders. In addition, during the year we transitioned to paying a monthly dividend and began providing monthly NAV disclosures. These changes are consistent with our belief that enhancing shareholder value extends beyond just economic performance."

American Capital Agency Corp.
February 2, 2015

INVESTMENT PORTFOLIO
As of December 31, 2014, the Company's investment portfolio totaled $71.5 billion of agency MBS, comprised of:

•	$69.2 billion of fixed-rate securities, comprised of:

◦	$23.0 billion ≤ 15-year securities,

◦	$3.4 billion 15-year net long TBA securities,

◦	$1.3 billion 20-year fixed-rate securities,

◦	$30.2 billion 30-year fixed-rate securities and

◦	$11.4 billion 30-year net long TBA securities;

•	$0.7 billion of adjustable-rate securities; and

•	$1.6 billion of collateralized mortgage obligations (“CMOs”), including principal and interest-only strips.

During the quarter, the Company reduced its holdings of higher coupon 30 year generic securities, which are the mortgage instruments most exposed to faster prepayment rates. The Company also increased its holdings of ≤ 15-year fixed rate securities and added more specified and new production pools, which offer more favorable prepayment attributes in lower interest rate environments.

As of December 31, 2014, inclusive of net TBA mortgage positions, ≤ 15-year fixed rate securities represented 37% of the Company's investment portfolio, an increase from 30% as of September 30, 2014, and 30-year fixed rate securities represented 58% of the Company's investment portfolio, a decrease from 65% as of September 30, 2014.

As of December 31, 2014, lower coupon securities and lower loan balance and “HARP” specified pools represented approximately 91% of the Company's fixed rate portfolio (at face value, inclusive of TBA mortgage positions), compared to 80% as of September 30, 2014. Lower loan balance securities, which are backed by mortgages with original loan balances of up to $150,000 and an average loan balance of $97,000, represented approximately 37% of the Company's fixed-rate portfolio as of December 31, 2014. HARP securities, which are comprised of securities backed by loans originated under the U.S. Government's sponsored Home Affordable Refinance Program with original loan-to-values ("LTV") of ≥ 80% and an average LTV of 116%, represented approximately 37% of the Company's fixed-rate portfolio as of December 31, 2014. The remainder of the Company's portfolio as of December 31, 2014 was primarily comprised of lower coupon (≤ 3.5%) 30 year and (≤ 3.0%) ≤ 15 year TBA/generic securities, which totaled approximately 14% and 24% of the Company's fixed-rate portfolio, respectively.

As of December 31, 2014, the Company's fixed-rate mortgage assets, inclusive of the net TBA position, had a weighted average coupon of 3.45%, compared to 3.59% as of September 30, 2014, comprised of the following weighted average coupons:

•	3.15% for ≤ 15-year fixed rate securities;

•	3.49% for 20-year fixed-rate securities; and

•	3.63% for 30-year fixed-rate securities.

American Capital Agency Corp.
February 2, 2015

When excluding lower loan balance and HARP securities, the weighted average coupon of the Company’s more generic and TBA fixed rates assets was 3.25%, compared to 3.53% as of September 30, 2014, comprised of the following:

•	2.78% for ≤ 15-year fixed rate securities;

•	3.34% for 20-year fixed-rate securities; and

•	3.48% for 30-year fixed-rate securities.

The Company accounts for its TBA mortgage portfolio (also referred to as "dollar roll funded assets") as derivative instruments and recognizes dollar roll income in other income (loss), net on the Company's financial statements. As of December 31, 2014, the Company's net TBA mortgage portfolio had a total fair value of $14.8 billion, a cost basis of $14.6 billion and a net carrying value of $192 million reported in derivative assets/(liabilities) on the Company's balance sheet.

CONSTANT PREPAYMENT RATES
The Company's investment portfolio had a CPR of 9% for the fourth quarter, compared to 10% for the prior quarter. The weighted average projected CPR for the remaining life of the Company's agency securities held as of December 31, 2014 was 9%, an increase from 8% as of September 30, 2014.

Net premium amortization on the Company's investment portfolio for the fourth quarter was $121 million, or $0.34 per common share, compared to $101 million, or $0.29 per common share, for the third quarter. The Company recognized "catch-up" premium amortization cost of $25 million, or $0.07 per common share, for the fourth quarter, compared to $3 million, or $0.01 per common share, for the prior quarter. The unamortized net premium balance as of December 31, 2014 was $2.5 billion.

The Company amortizes or accretes premiums and discounts associated with purchases of agency securities into interest income using the effective yield method over the estimated life of such securities, incorporating both actual repayments to date and projected CPRs over the remaining life of the security. The weighted average cost basis of the Company's investment portfolio was 104.6% of par value as of December 31, 2014. Faster actual or projected prepayments can have a meaningful negative impact on the Company's asset yields, while slower actual or projected prepayments can have a meaningful positive impact.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD
The Company's average asset yield on its agency security portfolio (or "repo funded assets"), inclusive of "catch-up" premium amortization cost, for the fourth quarter was 2.57%, compared to 2.71% for the prior quarter. The Company's average cost of funds (derived from the cost of repurchase agreements, other debt and interest rate swaps) for the fourth quarter was 1.39% compared to 1.44% for the prior quarter. The Company's combined annualized net interest rate spread on its repo and dollar roll funded assets for the quarter was 1.85%, compared to 1.90% for the prior quarter. Excluding "catch-up" premium amortization cost, the Company's combined annualized net interest rate spread on its repo and dollar roll funded assets for the quarter was 2.00%, compared to 1.92% for the prior quarter.

American Capital Agency Corp.
February 2, 2015

On a per share basis, the Company recognized $0.85 per common share of net spread and dollar roll income for the fourth quarter, unchanged from the prior quarter. Excluding "catch-up" premium amortization cost, the Company's net spread and dollar roll income was $0.92 per common share, an increase from $0.86 per common share for the prior quarter. Net spread and dollar roll income for the fourth quarter included $0.47 per common share of dollar roll income, compared to $0.43 per common share for the prior quarter.

LEVERAGE
As of December 31, 2014, $48.4 billion of the Company's repurchase agreements were used to fund acquisitions of agency securities ("agency repo"), while the remainder, or $1.9 billion, was used to fund purchases of U.S. Treasury securities and is not included in the Company's leverage measurements. Inclusive of its net TBA position, the Company's "at risk" leverage ratio was 6.9x as of December 31, 2014, compared to 6.7x as of September 30, 2014. The Company's average "at risk" leverage ratio for the quarter was also 6.9x, compared to 6.7x for the prior quarter. The Company's leverage ratios exclude equity allocated to investments in REIT equity securities.

As of December 31, 2014, the Company's agency repo agreements had a weighted average interest rate of 0.41%, unchanged from September 30, 2014, while the weighted average remaining days to maturity decreased to 143 days as of December 31, 2014 from 152 days as of September 30, 2014.

As of December 31, 2014, the Company's agency repo agreements had remaining maturities consisting of:

•	$14.2 billion of one month or less;

•	$20.2 billion from one to three months;

•	$6.7 billion from three to six months;

•	$1.6 billion from six to nine months;

•	$2.7 billion from nine to twelve months;

•	$0.6 billion from twelve to twenty-four months;

•	$1.0 billion from twenty-four to thirty-six months;

•	$0.7 billion from thirty-six to forty-eight months; and

•	$0.9 billion from forty-eight to sixty months.

HEDGING ACTIVITIES
As of December 31, 2014, 76% of the Company's outstanding balance of repurchase agreements, other debt and net TBA position was hedged through interest rate swaps, swaptions and U.S. Treasury positions, unchanged from September 30, 2014. However, during the fourth quarter, the Company adjusted the composition of its hedge portfolio by both instrument type and maturity.

The Company's interest rate swap position as of December 31, 2014 totaled $43.7 billion in notional amount, compared to $40.2 billion as of September 30, 2014. During the quarter, the Company terminated $4.8 billion of longer dated interest rate swaps with an average remaining life of 6.3 years, while the Company entered into new, shorter dated swap agreements during the quarter totaling $8.2 billion. The new swap agreements had an average maturity of approximately 4.2 years as of December 31, 2014 and a weighted average fixed pay rate of 1.36%.

American Capital Agency Corp.
February 2, 2015

As of December 31, 2014, the Company's swap position included a total of $12.4 billion of forward starting swaps, with an average forward start date of 1.1 years and an average remaining maturity of 7.9 years, compared to $13.2 billion as of September 30, 2014, with an average forward start date of 1.4 years and an average maturity of 8.3 years.

Excluding forward starting swaps, the Company's interest rate swap portfolio had an average fixed pay rate of 1.68% and an average receive rate of 0.23% as of December 31, 2014, compared to 1.82% and 0.22%, respectively, as of September 30, 2014. Including forward starting swaps, the Company's interest rate swap portfolio had an average fixed pay rate of 2.05% and an average maturity of 5.8 years as of December 31, 2014, compared to 2.22% and 6.4 years as of September 30, 2014, respectively.

The Company enters into interest rate swaps with the intention of protecting its net book value and longer term earnings potential against the impact of rising interest rates, while the Company generally utilizes interest rate swaptions to mitigate exposure to larger, more rapid changes in interest rates.

During the fourth quarter, the Company added $1.5 billion in notional amount of payer swaptions, at a total cost of $21 million, while $0.9 billion of payer swaptions from previous quarters expired or were terminated resulting in a net realized loss of $(10) million. As of December 31, 2014, the Company had payer swaptions totaling $6.8 billion of notional value outstanding at a market value of $46 million and a cost basis of $145 million, with an average remaining option term of 0.7 years and an average underlying interest rate swap term of 6.2 years. This compares to $6.2 billion of notional value outstanding as of September 30, 2014 at a market value of $61 million and a cost basis of $132 million, with an average remaining option term of 0.8 years and an average underlying swap term of 4.9 years.

During the fourth quarter the Company added $3.0 billion in notional value of receiver swaptions to provide incremental protection against a decline in longer term interest rates at a total cost of $10 million, while $1.3 billion of receiver swaptions from previous quarters expired or were terminated, resulting in a net realized loss of $(0.7) million. As of December 31, 2014, the Company had receiver swaptions totaling $4.3 billion of notional value outstanding, at a market value of $29 million and a cost basis of $18 million, with an average remaining option term of 4 months and an average underlying interest rate swap term of 6.4 years.

The Company also utilizes long and short positions in U.S. Treasury securities and U.S. Treasury futures to mitigate exposure to changes in interest rates. During the quarter, the Company altered the composition of its U.S. Treasury position by buying longer dated Treasury securities while selling shorter dated Treasury securities. As of December 31, 2014, the Company had a net short position of $2.9 billion and $0.9 billion (market value) in U.S. Treasury securities and U.S. Treasury futures, respectively, compared to a $3.5 billion and $0.9 billion net short position in U.S. Treasury securities and U.S. Treasury futures, respectively, as of September 30, 2014.

OTHER INCOME (LOSS), NET
For the fourth quarter, the Company recorded a net loss of $(538) million in other income (loss), net, or $(1.52) per common share, compared to a net loss of $(37) million, or $(0.10) per common share for the prior quarter. Other income (loss), net for the fourth quarter was comprised of:

American Capital Agency Corp.
February 2, 2015

•	$34 million of net realized gains on sales of agency securities;

•	$(766) million of net unrealized losses on interest rate swaps and early termination fees (excludes $35 million of unrealized gains recognized in OCI);

•	$(78) million of interest rate swap periodic interest costs;

•	$(22) million of net losses on interest rate swaptions;

•	$(185) million of net losses on U.S. Treasury positions;

•	$167 million of TBA dollar roll income;

•	$312 million of net mark-to-market gains on TBA mortgage positions;

•	$4 million of net dividends and gains from mortgage REIT equity securities; and

•	$(4) million of net losses on other derivative instruments and securities.

OTHER COMPREHENSIVE INCOME
During the fourth quarter, the Company recorded other comprehensive income of $634 million, or $1.80 per common share, driven primarily by unrealized gains on the Company's agency securities.

ESTIMATED TAXABLE INCOME
Estimated taxable income for the fourth quarter was $0.25 per common share, or $1.19 higher than the Company's GAAP net loss per common share.

The primary differences between tax and GAAP net income are (i) unrealized gains and losses associated with interest rate swaps and other derivatives and securities marked-to-market in current income for GAAP purposes, but excluded from taxable income until realized or settled, (ii) timing differences, both temporary and potentially permanent, in the recognition of certain realized gains and losses and (iii) temporary differences related to the amortization of net premiums paid on investments.

The Company's estimated taxable income for the fourth quarter excludes $1.03 per common share of estimated net capital gains (including $0.47 per common share of TBA dollar roll income) applied against the Company's prior year net capital loss carryforward.

FOURTH QUARTER 2014 DIVIDEND DECLARATIONS
During the fourth quarter, the Company's Board of Directors declared a monthly dividend of $0.22 per share (or a total of $0.66 per share for the quarter, compared to $0.65 per share for the prior quarter) to common stockholders of record as of October 31, 2014, November 28, 2014 and December 31, 2014, which was paid on November 7, 2014, December 5, 2014 and January 9, 2015, respectively, and equates to a 12.1% annualized dividend yield based on the Company's December 31, 2014 closing stock price of $21.83 per common share.

Since its May 2008 initial public offering, the Company has paid a total of $5.1 billion in common dividends, or $30.22 per common share.

On December 18, 2014, the Company's Board of Directors declared a fourth quarter dividend on its 8.000% Series A Cumulative Redeemable Preferred Stock ("Series A Preferred Stock") of $0.50 per share and on its 7.750% Series B Cumulative Redeemable Preferred Stock ("Series B Preferred Stock") underlying its outstanding depositary shares of $0.484375 per depositary share. Each depositary share represents a 1/1000th interest in a share of the Series B Preferred Stock. The dividends were paid on January 15, 2015 to preferred stockholders of record as of January 1, 2015.

The Company also announced the tax characteristics of its 2014 common stock and Series A and B Preferred Stock dividends. The Company's 2014 dividends of $2.61 per common share, $2.00 per Series A preferred share and $1.32934 per Series B depository share consisted of ordinary dividends for federal income tax purposes. Stockholders should receive an IRS Form 1099-DIV containing this information from their brokers, transfer agents or other institutions. For additional detail please visit the Company's website at www.AGNC.com.

American Capital Agency Corp.
February 2, 2015

FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following measures of operating performance include net spread and dollar roll income and estimated taxable income, which are Non-GAAP financial measures. Please refer to "Use of Non-GAAP Financial Information" later in this release for further discussion of non-GAAP measures.

American Capital Agency Corp.
February 2, 2015

AMERICAN CAPITAL AGENCY CORP.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)

	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Assets:
Agency securities, at fair value (including pledged securities of $51,629, $46,162, $50,057, $51,850 and $62,205, respectively)	$55,482	$50,420	$52,174	$54,960	$64,482
Agency securities transferred to consolidated variable interest entities, at fair value (pledged securities)	1,266	1,310	1,377	1,417	1,459
U.S. Treasury securities, at fair value (including pledged securities of $2,375, $1,214, $1,247, $196 and $3,778, respectively)	2,427	1,214	1,247	196	3,822
REIT equity securities, at fair value	68	66	202	352	237
Cash and cash equivalents	1,720	1,708	1,747	1,726	2,143
Restricted cash	713	794	783	269	101
Derivative assets, at fair value	408	462	593	686	1,194
Receivable for securities sold (including pledged securities of $0, $694, $441, $772 and $622, respectively)	239	905	1,872	799	652
Receivable under reverse repurchase agreements	5,218	5,258	6,621	6,685	1,881
Other assets	225	211	238	228	284
Total assets	$67,766	$62,348	$66,854	$67,318	$76,255

Liabilities:
Repurchase agreements	$50,296	$45,327	$48,714	$49,729	$63,533
Debt of consolidated variable interest entities, at fair value	761	796	844	874	910
Payable for securities purchased	843	1,150	558	324	118
Derivative liabilities, at fair value	890	510	583	417	422
Dividends payable	85	236	235	232	235
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	5,363	4,742	6,094	6,658	1,848
Accounts payable and other accrued liabilities	100	230	215	270	492
Total liabilities	58,338	52,991	57,243	58,504	67,558

Stockholders' equity:
Redeemable Preferred Stock - aggregate liquidation preference of $348, $348, $348, $173 and $173, respectively	336	336	336	167	167
Common stock - $0.01 par value; 600.0 shares authorized;
352.8, 352.8, 352.8, 352.8 and 356.2 shares issued and outstanding, respectively	4	4	4	4	4
Additional paid-in capital	10,332	10,332	10,332	10,332	10,406
Retained deficit	(1,674)	(1,112)	(1,073)	(870)	(497)
Accumulated other comprehensive income (loss)	430	(203)	12	(819)	(1,383)
Total stockholders' equity	9,428	9,357	9,611	8,814	8,697
Total liabilities and stockholders' equity	$67,766	$62,348	$66,854	$67,318	$76,255

Net book value per common share	$25.74	$25.54	$26.26	$24.49	$23.93

American Capital Agency Corp.
February 2, 2015

AMERICAN CAPITAL AGENCY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended				Year Ended
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2014
Interest income:
Interest income	$331	$357	$385	$399	$1,472
Interest expense [1]	81	88	95	108	372
Net interest income	250	269	290	291	1,100

Other loss, net:
Gain (loss) on sale of agency securities, net	34	14	22	(19)	51
Loss on derivative instruments and other securities, net [1]	(572)	(51)	(244)	(378)	(1,243)
Total other loss, net	(538)	(37)	(222)	(397)	(1,192)
Expenses:
Management fees	30	30	30	29	119
General and administrative expenses	5	5	6	6	22
Total expenses	35	35	36	35	141
Net (loss) income	(323)	197	32	(141)	(233)
Dividend on preferred stock	7	7	5	3	22
Net (loss) income (attributable) available to common shareholders	$(330)	$190	$27	$(144)	$(255)

Net (loss) income	$(323)	$197	$32	$(141)	$(233)
Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale securities, net	599	(253)	790	521	1,657
Unrealized gain on derivative instruments, net [1]	35	38	40	43	156
Other comprehensive income (loss)	634	(215)	830	564	1,813
Comprehensive income (loss)	311	(18)	862	423	1,580
Dividend on preferred stock	7	7	5	3	22
Comprehensive income (loss) available (attributable) to common shareholders	$304	$(25)	$857	$420	$1,558

Weighted average number of common shares outstanding - basic and diluted	352.8	352.8	352.8	354.8	353.3
Net (loss) income per common share - basic and diluted	$(0.94)	$0.54	$0.08	$(0.41)	$(0.72)
Comprehensive income (loss) per common share - basic and diluted	$0.86	$(0.07)	$2.43	$1.18	$4.41
Dividends declared per common share	$0.66	$0.65	$0.65	$0.65	$2.61

American Capital Agency Corp.
February 2, 2015

AMERICAN CAPITAL AGENCY CORP.
RECONCILIATION OF GAAP NET INTEREST INCOME TO NET SPREAD AND DOLLAR ROLL INCOME [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended				Year Ended
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2014
Interest income	$331	$357	$385	$399	$1,472
Interest expense:
Repurchase agreements and other debt	46	50	55	65	216
Interest rate swap periodic costs [1]	35	38	40	43	156
Total interest expense	81	88	95	108	372
Net interest income	250	269	290	291	1,100
Other interest rate swap periodic costs [3]	(78)	(82)	(87)	(83)	(330)
Dividend on REIT equity securities [4]	2	2	6	10	20
TBA dollar roll income [17]	167	152	138	48	505
Adjusted net interest and dollar roll income	341	341	347	266	1,295
Operating expenses	35	35	36	35	141
Net spread and dollar roll income	306	306	311	231	1,154
Dividend on preferred stock	7	7	5	3	22
Net spread and dollar roll income available to common shareholders	299	299	306	228	1,132
Estimated "catch-up" premium amortization cost due to change in CPR forecast	25	3	—	25	53
Net spread and dollar roll income, excluding "catch-up" premium amortization, available to common shareholders	$324	$302	$306	$253	$1,185

Weighted average number of common shares outstanding - basic and diluted	352.8	352.8	352.8	354.8	353.3
Net spread and dollar roll income per common share - basic and diluted	$0.85	$0.85	$0.87	$0.64	$3.20
Net spread and dollar roll income, excluding "catch-up" premium amortization, per common share - basic and diluted	$0.92	$0.86	$0.87	$0.71	$3.35

American Capital Agency Corp.
February 2, 2015

AMERICAN CAPITAL AGENCY CORP.
RECONCILIATION OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended				Year Ended
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2014
Net (loss) income	$(323)	$197	$32	$(141)	$(233)
Book to tax differences:
Premium amortization, net	15	(7)	(5)	31	34
Realized loss/gain, net	318	136	5	36	495
Capital loss carryforward [5]	(364)	(246)	(310)	(102)	(1,022)
Unrealized loss, net	449	12	384	346	1,191
Other	—	—	(1)	—	(1)
Total book to tax differences	418	(105)	73	311	697
Estimated REIT taxable income	95	92	105	170	464
Dividend on preferred stock	7	7	5	3	22
Estimated REIT taxable income, net of preferred stock dividend	$88	$85	$100	$167	$442
Weighted average number of common shares outstanding - basic and diluted	352.8	352.8	352.8	354.8	353.3
Estimated REIT taxable income per common share - basic and diluted	$0.25	$0.24	$0.28	$0.47	$1.25
Cumulative common stock dividend distributions (in excess of)/below estimated cumulative REIT taxable income, net of preferred stock dividends [6]	$(0.77)	$(0.37)	$0.04	$0.42	$(0.77)

Beginning cumulative non-deductible capital losses	$1,127	$1,373	$1,683	$1,785	$1,785
Capital loss carryforward	(364)	(246)	(310)	(102)	(1,022)
Ending cumulative non-deductible capital losses	$763	$1,127	$1,373	$1,683	$763
Ending cumulative non-deductible capital losses per common share	$2.16	$3.19	$3.89	$4.77	$2.16

American Capital Agency Corp.
February 2, 2015

AMERICAN CAPITAL AGENCY CORP.
KEY STATISTICS*
(in millions, except per share data)
(unaudited)

	Three Months Ended
Key Balance Sheet Statistics:	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Fixed-rate agency securities, at fair value - as of period end [21]	$54,473	$49,170	$50,871	$53,461	$62,961
Adjustable-rate agency securities, at fair value - as of period end	$678	$922	$988	$1,195	$1,235
CMO agency securities, at fair value - as of period end	$1,195	$1,224	$1,268	$1,289	$1,308
Interest-only strips agency securities, at fair value - as of period end	$203	$217	$219	$230	$232
Principal-only strips agency securities, at fair value - as of period end	$199	$197	$205	$202	$205
Total agency securities, at fair value - as of period end [21]	$56,748	$51,730	$53,551	$56,377	$65,941
Total agency securities, at cost - as of period end [21]	$56,148	$51,730	$53,301	$56,928	$67,025
Total agency securities, at par - as of period end [7,21]	$53,666	$49,475	$50,887	$54,336	$64,048
Average agency securities, at cost [21]	$51,592	$52,767	$56,923	$62,920	$76,991
Average agency securities, at par [7,21]	$49,347	$50,498	$54,365	$60,103	$73,527
Net TBA portfolio - as of period end, at fair value	$14,768	$17,748	$18,384	$14,102	$2,271
Net TBA portfolio - as of period end, at cost	$14,576	$17,769	$18,184	$14,127	$2,276
Net TBA portfolio - as of period end, carrying value	$192	$(21)	$200	$(25)	$(5)
Average net TBA portfolio, at cost	$18,492	$15,680	$13,963	$4,534	$(486)
Average repurchase agreements and other debt	$45,554	$46,694	$50,448	$57,544	$71,260
Average stockholders' equity [8]	$9,408	$9,455	$9,315	$8,975	$9,432
Net book value per common share as of period end [9]	$25.74	$25.54	$26.26	$24.49	$23.93
Leverage - average during the period [10]	4.9:1	5.0:1	5.6:1	6.7:1	7.6:1
Leverage - average during the period, including net TBA position [11]	6.9:1	6.7:1	7.1:1	7.2:1	7.5:1
Leverage - as of period end [12]	5.3:1	4.8:1	5.0:1	5.9:1	7.3:1
Leverage - as of period end, including net TBA position [13]	6.9:1	6.7:1	6.9:1	7.6:1	7.5:1

Key Performance Statistics:
Average coupon [14,21]	3.66%	3.63%	3.63%	3.60%	3.59%
Average asset yield [15,21]	2.57%	2.71%	2.71%	2.54%	2.82%
Average cost of funds [16,21]	(1.39)%	(1.44)%	(1.45)%	(1.35)%	(1.25)%
Average net interest rate spread [21]	1.18%	1.27%	1.26%	1.19%	1.57%
Average net interest rate spread, including TBA dollar roll income/loss [17]	1.85%	1.90%	1.84%	1.43%	1.56%
Average coupon - as of period end [21]	3.65%	3.65%	3.63%	3.65%	3.58%
Average asset yield - as of period end [21]	2.74%	2.78%	2.70%	2.72%	2.70%
Average cost of funds - as of period end [18,21]	(1.40)%	(1.42)%	(1.53)%	(1.45)%	(1.31)%
Average net interest rate spread - as of period end [21]	1.34%	1.36%	1.17%	1.27%	1.39%
Average actual CPR for securities held during the period [21]	9%	10%	9%	7%	8%
Average forecasted CPR - as of period end [21]	9%	8%	8%	8%	7%
Total premium amortization, net	$(121)	$(101)	$(109)	$(142)	$(117)
Expenses % of average total assets - annualized	0.22%	0.22%	0.21%	0.19%	0.17%
Expenses % of average stockholders' equity - annualized	1.48%	1.47%	1.55%	1.58%	1.56%
Net comprehensive income (loss) return on average common equity - annualized [19]	13.3%	(1.1)%	38.0%	19.4%	(15.8)%
Dividends declared per common share	$0.66	$0.65	$0.65	$0.65	$0.65
Economic return (loss) on common equity - annualized [20]	13.4%	(1.1)%	39.6%	20.5%	(10.8)%

American Capital Agency Corp.
February 2, 2015

*Except as noted below, average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized.
** Numbers may not total due to rounding.

1.
The Company voluntarily discontinued hedge accounting under GAAP for interest rate swaps as of September 30, 2011. The accumulated other comprehensive loss on the Company's de-designated interest rate swaps as of September 30, 2011 is being amortized on a straight-line basis over the remaining swap terms into interest expense. All other periodic interest costs, termination fees and mark-to-market adjustments associated with interest rate swaps are reported in other income (loss), net pursuant to GAAP.

2.	Table includes non-GAAP financial measures. Refer to "Use of Non-GAAP Financial Information" for additional discussion of non-GAAP financial measures.

3.
Other interest rate swap periodic costs represent periodic interest costs on the Company's interest rate swap portfolio in excess of amounts reclassified from accumulated OCI into interest expense (see footnote 1 for additional information). Other interest rate swap periodic costs do not include termination fees or mark-to-market adjustments associated with interest rate swaps.

4.	Dividend on REIT equity securities is reported in gain (loss) on derivative instruments and other securities, net.

5.	Capital losses in excess of capital gains are not deductible from the Company's ordinary taxable income, but may be carried forward for up to five years and applied against future net capital gains.

6.
Cumulative dividend distributions to common stockholders (in excess of)/below estimated cumulative REIT taxable income as of period end is net of common and preferred dividends declared during the period. Amount divided by total common shares outstanding as of each period end. Amount excludes non-deductible net capital losses.

7.	Agency securities at par value exclude the underlying unamortized principal balance ("UPB") of the Company's interest-only securities. Excludes TBAs.

8.	Average stockholders' equity calculated as the average month-ended stockholders' equity during the quarter.

9.	Net book value per common share calculated as total stockholders' equity, less the preferred stock liquidation preference, divided by the number of common shares outstanding as of period end.

10.
Leverage during the period was calculated by dividing the daily weighted average agency repurchase agreements and other debt outstanding for the period by the sum of average stockholders' equity less the average investment in REIT equity securities for the period. Leverage excludes U.S. Treasury repurchase agreements.

11.
Leverage during the period, including net TBA position, includes the components of "leverage - average during the period," plus the Company's daily weighted average net TBA dollar roll position (at cost) during the period.

12.
Leverage at period end was calculated by dividing the sum of the amount outstanding under agency repurchase agreements, net receivable / payable for unsettled agency securities and other debt by the sum of total stockholders' equity less the fair value of investments in REIT equity securities at period end. Leverage excludes U.S. Treasury repurchase agreements.

13.	Leverage at period end, including net TBA position, includes the components of "leverage - as of period end," plus the Company's net TBA dollar roll position (at cost) as of period end.

14.	Average coupon for the period was calculated by dividing the total coupon (or cash) interest income on agency securities by average agency securities held at par.

15.
Average asset yield for the period was calculated by dividing the total interest income on agency securities (coupon interest less amortization of net premiums and discounts) by the average amortized cost of agency securities held.

16.
Cost of funds includes agency repurchase agreements, other debt and current pay interest rate swaps, but excludes swap termination fees, forward starting swaps and costs associated with other supplemental hedges such as swaptions and short treasury or TBA positions. Average cost of funds for the period was calculated by dividing the total cost of funds by the average agency repurchase agreements and other debt outstanding for the period. Cost of funds excludes U.S. Treasury repurchase agreements.

17.
Estimated TBA dollar roll income/loss is net of TBAs used for hedging purposes. Dollar roll income/loss excludes the impact of other supplemental hedges, and is recognized in gain (loss) on derivative instruments and other securities, net.

18.
Cost of funds as of period end includes agency repurchase agreements and other debt outstanding, plus the impact of interest rate swaps in effect as of each period end and forward starting swaps becoming effective, net of swaps expiring, within three months of each period end, but excludes costs associated with other supplemental hedges such as swaptions and short treasury or TBA positions.

19.
Net comprehensive income (loss) return on average common equity for the period was calculated by dividing comprehensive income (loss) available (attributable) to common shareholders by average common equity.

20.
Economic return (loss) on common equity represents the sum of the change in net asset value per common share and dividends declared on common stock during the period over the beginning net asset value per common share.

21.	Excludes net TBA mortgage position.

STOCKHOLDER CALL
AGNC invites stockholders, prospective stockholders and analysts to attend the AGNC stockholder call on February 3, 2015 at 11:00 am ET. Interested persons who do not plan on asking a question and have access to the internet are encouraged to utilize the free live webcast at www.AGNC.com.

American Capital Agency Corp.
February 2, 2015

Those who do plan on participating in the Q&A or do not have the internet available may access the call by dialing (877) 300-5922 (U.S. domestic) or (412) 902-6621 (international). Please advise the operator you are dialing in for the American Capital Agency stockholder call.

A slide presentation will accompany the call and will be available at www.AGNC.com. Select the Q4 2014 Earnings Presentation link to download and print the presentation in advance of the Stockholder Call.

An archived audio of the stockholder call combined with the slide presentation will be made available on the AGNC website after the call on February 3, 2015. In addition, there will be a phone recording available one hour after the live call on February 3, 2015 through February 17, 2015. If you are interested in hearing the recording of the presentation, please dial (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international). The conference number is 10058856.

For further information, please contact Investor Relations at (301) 968-9300 or IR@AGNC.com.

ABOUT AMERICAN CAPITAL AGENCY CORP.
American Capital Agency Corp. is a real estate investment trust (“REIT”) that invests in agency pass-through securities and collateralized mortgage obligations for which the principal and interest payments are guaranteed by a U.S. Government agency or a U.S. Government-sponsored enterprise. The Company is externally managed and advised by American Capital AGNC Management, LLC, an affiliate of American Capital, Ltd. For further information, please refer to www.AGNC.com.

ABOUT AMERICAN CAPITAL, LTD.
American Capital, Ltd. (Nasdaq: ACAS) is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate, energy & infrastructure and structured products. American Capital manages $21 billion of assets, including assets on its balance sheet and fee earning assets under management by affiliated managers, with $80 billion of total assets under management (including levered assets). Through a wholly owned affiliate, American Capital manages publicly traded American Capital Agency Corp. (Nasdaq: AGNC), American Capital Mortgage Investment Corp. (Nasdaq: MTGE) and American Capital Senior Floating, Ltd. (Nasdaq: ACSF) with approximately $11 billion of total net book value. From its eight offices in the U.S., Europe and Asia, American Capital and its wholly owned affiliate, European Capital, will consider investment opportunities from $10 million to $750 million. For further information, please refer to www.AmericanCapital.com.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of important factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company's assets, general economic conditions, market conditions, conditions in the market for agency securities, and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt or new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the results presented in accordance with GAAP, the Company's results of operations discussed in this release include certain non-GAAP financial information, including “adjusted net interest expense” (defined as interest expense plus the periodic interest rate costs of the Company's interest rate swaps reported in gain (loss) on derivatives and other securities, net in its consolidated statements of comprehensive income), “net spread and dollar roll income” (defined as interest income, TBA dollar roll income and dividends from REIT equity securities, net of adjusted net interest expense and operating expenses) and “estimated taxable income” and certain financial metrics derived from non-GAAP information, such as “cost of funds” and "net interest rate spread.”

By providing users of the Company's financial information with such measures in addition to the related GAAP measures, the Company believes it gives users greater transparency into the information used by the Company's management in its financial and operational decision-making

American Capital Agency Corp.
February 2, 2015

and that it is meaningful information to consider related to: (i) in the case of adjusted net interest expense, the economic costs of financing the Company's investment portfolio inclusive of interest rate swaps used to economically hedge against fluctuations in its borrowing costs, (ii) in the case of net spread and dollar roll income, the Company's current financial performance without the effects of certain transactions that are not necessarily indicative of its current investment portfolio and operations, and (iii) in the case of estimated taxable income, information that is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT qualification status. However, because such measures are incomplete measures of the Company's financial performance and involve differences from results computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, results computed in accordance with GAAP. In addition, because not all companies use identical calculations, the Company's presentation of such non-GAAP measures may not be comparable to other similarly-titled measures of other companies. Furthermore, estimated taxable income can include certain information that is subject to potential adjustments up to the time of filing the Company's income tax returns, which occurs after the end of its fiscal year.

A reconciliation of GAAP net interest income to non-GAAP net spread and dollar roll income and a reconciliation of GAAP net income to non-GAAP estimated taxable income is included in this release.